Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Bel Fuse Inc. desire to authorize Daniel Bernstein and Craig Brosious to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Registration Statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Bernstein and Craig Brosious, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Registration Statement on Form S-8 of Bel Fuse Inc. registering 1,000,000 shares of Class B common stock (the “SEC”) and any and all amendments and supplements to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of June 18, 2020.

/s/ Daniel Bernstein                                                                                      /s/ Mark B. Segall

Daniel Bernstein                                                                                           Mark B. Segall

President, Chief Executive Officer and Director                                        Director

(Principal Executive Officer)

/s/ Craig Brosious                                                                                         /s/ Thomas E. Dooley

Craig Brosious                                                                                              Thomas E. Dooley

Vice President of Finance, Treasurer and Secretary                                  Director

(Principal Financial Officer and Principal Accounting

Officer)

/s/ Rita V. Smith                                                                                            /s/ John F. Tweedy

Rita V. Smith                                                                                                 John F. Tweedy

Director                                                                                                         Director

/s/ Peter Gilbert                                                                                             /s/ Vincent Vellucci

Peter Gilbert                                                                                                  Vincent Vellucci

Director                                                                                                         Director

/s/ Eric Nowling

Eric Nowling

Director